Exhibit 10.3

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”)  is made April 15, 2013, among HPT TA Properties Trust (“HPT TA Trust”), HPT TA Properties LLC (“HPT TA LLC”), HPT PSC Properties Trust (“HPT PSC Trust”), HPT PSC Properties LLC (“HPT PSC LLC” and together with HPT TA Trust, HPT TA LLC, HPT PSC Trust, “Landlord”),  TA Leasing LLC (“TA Leasing”) and TA Operating LLC (as successor to Petro Stopping Centers, L.P.) (“TA Operating”, and together with TA Leasing, “Tenant”).

RECITALS

WHEREAS, HPT TA Trust, HPT TA LLC and TA Leasing are parties to a Lease Agreement dated January 31, 2007, as amended (the “TA Lease”), and HPT PSC Trust, HPT PSC LLC and TA Operating are parties to a Lease Agreement dated May 30, 2007, as amended (the ‘‘Petro Lease”, and together with the TA Lease, the “Leases”), and certain related and/or incidental documents and agreements (collectively, the “Lease Documents”); and

WHEREAS, Tenant and Equilon Enterprises LLC (d/b/a Shell Oil Products US) (“Shell”) are entering into a Liquefied Natural Gas Dispensing Site License and Sales Agreement (the “Shell Agreement”) and Tenant has requested that Landlord enter a Subordination and Non-Disturbance Agreement (“SNDA”).   Landlord has agreed to enter such SNDA conditioned upon certain changes under the Leases with respect to the calculation of Additional Rent and affording Landlord the right to cure a default of Tenant under the Shell Agreement; and

WHEREAS, Landlord and Tenant desire to clarify the audit requirements related to Additional Rent payable with respect to any Property subject to a TA Franchise Agreement;

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.             Defined Terms.   Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Lease Documents.

2.             Additional Rent.  For purposes of determining Additional Rent, Tenant shall exclude from Gross Fuel Revenues and Gross Nonfuel Revenues all amounts recognized during the relevant period under GAAP that arise out of the Shell Agreement and shall add to Gross Fuel Revenues the product of (i) the average revenue per gallon for diesel fuel sold from such Property during the relevant period and (ii) the total number of gallons of liquid natural gas fuel sold by either Tenant or Shell at such Property during the relevant period, divided by a factor of 1.7.

3.             Landlord’s Right to Cure Tenant Defaults under the Shell Agreement.    The following new Section 12.6 is hereby added to the Leases:

“12.6.  Landlord’s Right to Cure Tenant Defaults under the Shell Agreement.  If a default by Tenant or any of its applicable affiliates shall have occurred and be continuing under that certain Liquefied Natural Gas Dispensing Site License and Sales Agreement, dated as of April 15, 2013, among TA Leasing LLC, TA Operating LLC and Equilon Enterprises LLC (d/b/a Shell Oil Products US), Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Property, or any portion thereof, for such purpose and take all such action thereon as, in Landlord’s sole and absolute discretion, may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Tenant.  All reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.”

4.             Reconciliation of Additional Rent.    Section 3.1.2(c) of the TA Lease is hereby amended by adding the following at the end of the first paragraph thereof:

“provided, however, that with respect to any Property subject to a TA Franchise Agreement, in lieu of an audit by independent certified public accounts, Tenant shall provide to Landlord a financial report setting forth the Gross Fuel Revenues and Gross Non-Fuel Revenues for each such Property for such preceding Lease Year, or portion thereof, together with an Officer’s Certificate from Tenant’s chief financial or accounting officer certifying that to the best of such person’s knowledge, such report is true and correct and consistent with reports of revenue provided to Tenant by its franchisees generally and further, provided, that (1) Tenant shall provide to Landlord copies of (y) all reports, memoranda and supporting work papers generated in connection with any Tenant internal audit department review of financial reports in connection with a Property subject to a TA Franchise Agreement and (z) any independent third party audit reports received by Tenant from the operator of a Property subject to a TA Franchise Agreement and (2) Tenant shall undertake and complete each Lease Year an internal audit department review of financial reports for least one Property subject to a TA Franchise Agreement.”

5.             Confirmation of Additional Rent.    Section 3.1.2(d) of the TA Lease is hereby amended by inserting the following prior to the last paragraph thereof:

“With respect to a Property subject to a TA Franchise Agreement, Landlord shall have the right, exercisable by Notice to Tenant, to require Tenant to engage, at Tenant’s cost and expense, an independent certified public accountant to audit the information set forth in the Officer’s Certificate referred to in subparagraph (c) above.  Tenant shall begin such audit as soon as reasonably possible following its receipt of Landlord’s Notice and shall complete such audit as soon as reasonably possible thereafter.  If any such audit discloses a deficiency in the payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency, as finally agreed or determined, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof.  If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, and either Landlord agrees with the result of such audit or the matter is otherwise determined, Landlord shall, at Landlord’s option, either grant Tenant a credit against Additional Rent next coming due in, or pay to Tenant an amount equal to, the amount of such overpayment, as finally agreed or determined, together with interest at the Interest Rate, which interest shall accrue from the time of payment by Tenant until the date such credit is applied or paid, as the case may be; provided, however, that, upon the expiration or sooner termination of the Term, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment from Landlord.  In the event an audit demonstrates a variance of less than 1% from the information set forth in the Officer’s Certificate referred to in subparagraph (c) above, Landlord shall reimburse Tenant for the actual out of pocket audit costs incurred by Tenant.  Any dispute concerning the correctness of an audit shall be settled by arbitration pursuant to the provisions of Article 22.”

6.             Definition of Fuel Sales Cap.    Section 1.42 of the Petro Lease is hereby amended by deleting the phrase “2012 Lease Year” therefrom and inserting the phrase “2013 Lease Year” in its place.

7.             Arbitration.    Article 22 of both Lease Documents shall be replaced with the following:

Any disputes, claims or controversies arising out of or relating to this Agreement; (i) between the parties or (ii) brought by or on behalf of any shareholder of any party or a direct or indirect parent of a party (which, for purposes of this Article 22, shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any member, trustee, officer, manager (including Reit Management & Research LLC (“RMR”) or its successor), agent or employee of any party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration provision, or the declarations of trust, limited liability company agreements or bylaws of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Article 22.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Article 22, the term “party” shall include any direct or indirect parent of a party.

There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within fifteen days after receipt by respondent of a copy of the demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either all claimants or all respondents fail to timely select an arbitrator then such arbitrator (who shall be neutral, impartial and unaffiliated with any party) shall be appointed by the AAA.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

The place of arbitration shall be at the office of the AAA in Boston, Massachusetts unless otherwise agreed by the parties and all parties waive all questions of personal jurisdiction and venue for the purpose of carrying out this paragraph.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

Except to the extent as otherwise agreed by the parties after the date of this Agreement, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

An Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

This Article 22 is intended to benefit and be enforceable by the shareholders, members, direct and indirect parents, trustees, directors, officers, managers (including RMR or its successor), agents or employees of any party and the parties and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

8.             Statement of Limited Liability (HPT TA Trust).  THE DECLARATION OF TRUST ESTABLISHING HPT TA TRUST, DATED NOVEMBER 29, 2006, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT TA TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT TA TRUST.  ALL PERSONS DEALING WITH HPT TA TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HPT TA TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

9.             Statement of Limited Liability (HPT PSC Trust).  THE DECLARATION OF TRUST ESTABLISHING HPT PSC TRUST, DATED MAY 23, 2007, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT PSC TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT PSC TRUST.  ALL PERSONS DEALING WITH HPT PSC TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HPT PSC TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

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IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

HPT TA Properties Trust		HPT TA Properties LLC

By:	/s/ Mark L. Kleifges	By:	/s/ Mark L. Kleifges
	Mark L. Kleifges		Mark L. Kleifges
	Treasurer and Chief Financial Officer		Treasurer and Chief Financial Officer

HPT PSC Properties Trust		HPT PSC Properties LLC

By:	/s/ Mark L. Kleifges	By:	/s/ Mark L. Kleifges
	Mark L. Kleifges		Mark L. Kleifges
	Treasurer and Chief Financial Officer		Treasurer and Chief Financial Officer

TA Leasing LLC		TA Operating LLC

By:	/s/ Mark R. Young	By:	/s/ Mark R. Young
	Mark R. Young		Mark R. Young
	Executive Vice President and General Counsel		Executive Vice President and General Counsel